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                                                                 EXHIBIT 10.15





                            CONTRIBUTION AGREEMENT


        This CONTRIBUTION AGREEMENT (this "Agreement"), dated as of September 13, 2000, is made between Convera Corporation , a Delaware corporation (the "Company"), and NBA Media Ventures, LLC, a Delaware limited liability company ("NBAMV").

                                   RECITALS

A. NBAMV wishes to contribute to the Company, and the Company wishes to acquire from NBAMV, the assets set forth on Schedule 1 (the "Contributed Assets") contemporaneously with the closing (the "Merger Closing") under the Agreement and Plan of Contribution and Merger (the "Merger Agreement") dated as of April 30, 2000 by and among Intel Corporation, a Delaware corporation ("Intel"), the Company, Excalibur Technologies Corporation, a Delaware corporation that owns all of the issued and outstanding capital stock of the Company ("Excalibur"), and Excalibur Transitory, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Transitory"); and

B. In consideration for the contribution of the Contributed Assets by NBAMV contemporaneously with the Merger Closing, the Company shall issue to NBAMV 4,716,940 fully paid and non-assessable shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), subject to adjustment pursuant to this Agreement.

        In consideration of the promises set forth below,

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.     Contribution and Issuance.

               (a) At the Closing (as defined in Section 2), (i) NBAMV shall contribute the Contributed Assets to the Company by executing and delivering the Bill of Sale and Agreement substantially in the form annexed hereto as Exhibit A, the NBA License Agreement generally in the form annexed hereto as Exhibit B and the Sublease Agreement substantially in the form of Exhibit G (collectively, the "Transfer Documents"), (ii) in consideration of such contribution, the Company shall issue to NBAMV the number of shares of its fully paid and non-assessable Class A Common Stock due under Section 1(b), and (iii) the parties shall execute and deliver the Registration Rights Agreement in the form attached as Exhibit E.

               (b) Pursuant to its obligations under Section 1(b)(ii), the Company shall issue to NBAMV 4,716,940 fully paid and non-assessable shares of its Class A Common Stock


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("Shares"), provided that the number of Shares to be issued to NBAMV shall be increased to the extent necessary to result in NBAMV receiving Shares representing 10% of the aggregate number of shares of issued and outstanding Class A Common Stock and non-voting Class B Common Stock, par value $.01 per share ("Class B Common Stock"), after giving effect to the Merger Closing and the issuance of shares of Class A Common Stock issuable upon conversion of the Company's issued and outstanding preferred stock, par value $.01 per share (the "Common Equity"). In addition, if between the date of this Agreement and the Closing the outstanding shares of Common Equity or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the number of Shares to be issued to NBAMV shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. If it shall be determined after the Closing that NBAMV did not receive the number of Shares required pursuant to this Section 1, the Company shall promptly issue to NBAMV a number of shares of Class A Common Stock equal to the shortfall, or NBAMV shall promptly convey back to the Company a number of shares of Class A Common Stock equal to the excess, in each case for no additional consideration.

               (c) The Company represents and warrants to NBAMV that, when issued and delivered in accordance with the terms of this Agreement, the Shares (i) will be duly and validly issued, fully paid and nonassessable, and
(ii) will be free of preemptive rights and restrictions on transfer other than those imposed by Federal and state securities laws.

        2.     Closing.

               (a) Closing; Section 351 Transaction. The closing of the issuance of the Shares (the "Closing") shall be held immediately following the Merger Closing at such time and place as the parties shall agree; provided, however, that if each of the conditions to closing set forth in Section 6 have not been satisfied or waived by the Merger Closing, the Closing shall be held not later than two (2) business days following the satisfaction or waiver of such conditions. The parties intend that the contribution of the Contributed Assets by NBAMV and the issuance of the Shares by the Company shall constitute a single integrated transaction with the contribution of assets and transfer of shares contemplated by the Merger Agreement, which transaction shall be governed by section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); each party to this Agreement shall report the transaction accordingly for all tax purposes and shall not take a position, on a tax return or otherwise, that is inconsistent with such treatment. Notwithstanding the foregoing, each party shall be responsible for its own income tax consequences arising from the contribution of the Contributed Assets and the receipt of the Shares.

               (b) Deliveries. At the Closing, the Company shall deliver to NBAMV a certificate or certificates (as NBAMV shall reasonably request) registered in the name of NBAMV (or in the name of a nominee of NBAMV as indicated on the signature pages hereof), that in the aggregate represent the Shares. The certificates representing the Shares shall bear a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), substantially in the form annexed hereto as Exhibit C. At the Closing, the parties also shall


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execute and deliver the Transfer Documents, the Registration Rights Agreement
and each of the certificates required under Section 6.

        3. Representations and Warranties of the Company. The Company hereby represents and warrants to NBAMV as of the date hereof and as of the Closing (assuming, in the case of the representations as of Closing, the consummation of the transactions contemplated by the Merger Agreement):

               (a) Organization and Good Standing. The Company and each of the Subsidiaries (as defined in Section 3(f)(i)) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted. The Company and each of the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, operations, prospects or financial condition (a "Material Adverse Effect") of the Company or the Subsidiaries. The Company has previously made available to NBAMV true and complete copies of the certificate of incorporation and bylaws (or similar governing documents) of the Company and each of the Subsidiaries that are currently in full force and effect. True and complete copies of the forms of certificate of incorporation and bylaws that will be adopted by the Company on or prior to the Merger Closing, and that will be in full force and effect at the Closing, are annexed hereto as Exhibit D.

               (b) Authorization. The Company, Excalibur and Transitory have all necessary corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the issuance, transfer and delivery of the Shares by the Company. All corporate and, if necessary, stockholder action on the part of the Company, Excalibur and Transitory necessary for the authorization, execution, and delivery of this Agreement, the performance of all of its obligations under this Agreement, and the transfer, issuance and delivery of the Shares, has been taken. Assuming due execution and authorization by NBAMV, when this Agreement is executed and delivered by the Company, Excalibur and Transitory it will constitute the legal, valid and binding obligation of the Company, Excalibur and Transitory, enforceable against the Company, Excalibur and Transitory in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

               (c) Consents and Approvals; No Violations. Except for the items listed on Schedule 3(c) and for any filings, permits, authorizations, consents and approvals, the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or the Subsidiaries, no filing with or notice to, and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company or the Subsidiaries of this Agreement or the consummation by the Company, Excalibur or Transitory of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company, Excalibur or Transitory, nor the consummation by the Company,



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Excalibur or Transitory of the transactions contemplated hereby, will (a)
conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of the Subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound, (c) result in any Lien (as defined below) on the assets or shares of capital stock of the Company or any of the Subsidiaries, or (d) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except, with respect to clauses (b), (c) and (d) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of such Subsidiaries. "Lien" means, with respect, to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such assets; provided, however, that the term "Lien" shall not include (i) statutory liens for taxes that are not yet due and payable or are being contested in good faith by appropriate procedures and are disclosed in the Merger Agreement or are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by applicable law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

               (d) No Default. Neither the Company nor any of the Subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties and assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or any of its properties or assets, except, with respect to clauses (ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of the Subsidiaries.

               (e)    Capitalization.

                      (i) As of the Closing, the authorized capital stock of the Company shall consist of One Hundred Million (100,000,000) shares of Class A Common Stock, Forty Million (40,000,000) shares of Class B Common Stock, and Five Million (5,000,000) shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 49,587 shares are designated as Cumulative Convertible Preferred Stock. Unless the Company shall enter into other transactions providing for the issuance of capital stock subsequent to the date of this

Agreement and prior to the Closing and except for any adjustment to the total number of Shares and shares of Class B Common Stock to be issued to Intel as provided in Section 1.1 of the Merger Agreement at the Closing (but prior to the issuance of the Shares), based on Excalibur's outstanding capital stock as of the close of business on July 15, 2000 (A) the Company shall have issued and outstanding 29,547,018 shares of Class A Common Stock, 12,633,646 shares of Class B Common Stock and 27,180 shares of Company Preferred Stock (which in the aggregate shall be convertible into 271,800 shares of Class A Common); (B) Intel will have acquired 14,478,039 shares of Class A Common Stock and 12,633,646 shares of Class B Common Stock; (C) the Company will have reserved 12,633,646 shares of Class A Common Stock for issuance or delivery in connection with the conversion of Class B Common Stock into shares of Class A Common Stock; and (D) the Company will have reserved 2,733,628 shares of Class A Common Stock for issuance or delivery in connection with the exercise of Assumed Options. All of the outstanding shares of Class A Common Stock, Class B Common Stock and Company Preferred Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights.

                      (ii) The Company shall have reserved no more than 11,250,000 shares of Class A Common Stock for issuance upon exercise or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. "Company Stock Option" means any option, warrant or other right to purchase shares of Class A Common Stock, other than the Assumed Options. As of Closing, no options, warrants or other rights to purchase shares of the Company's capital stock will have been or will be issued other than pursuant to Company Stock Options or Assumed Options and no Company Stock Options or Assumed Options will have been issued to any person or entity other than a current or former employee, director or consultant.

                      (iii) Except as set forth in this Section 3(e), at Closing there will be, outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of the Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of the Subsidiaries, and no obligations of the Company or any of the Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company, and
(iv) no equity equivalent interest in the ownership or earnings of the Company or its Subsidiaries or other similar rights. Except for the Merger Agreement, the Registration Rights Agreement to be executed pursuant thereto by Intel and the Company and as set forth on Schedule 3(e), there are no contribution agreements, subscription agreements, stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the issuance, voting, registration or repurchase of any shares of capital stock of the Company or the making of any dividends or distributions with respect to the capital stock of the Company.

               (f)    Subsidiaries.

                      (i) Schedule 3(f)(i) sets forth a list of each corporation, partnership, limited liability company, association or other business entity in which the Company or Excalibur owns or controls, directly or indirectly, more than 50% of the stock or other interests entitled to vote (each a "Subsidiary" and, together with Excalibur, the "Subsidiaries"), the name of each other person or entity that, to the knowledge of the Company, owns any stock or other interests entitled to vote in such Subsidiaries (other than Excalibur) and the type and amount of stock or other interest owned by any such other person or entity.

                      (ii) Schedule 3(f)(ii) sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investments made by the Company or any of the Subsidiaries in any person or entity other than the Subsidiaries ("Other Interests"). Each of the Other Interests are owned by the Company or by one or more of the Subsidiaries free and clear of all Liens.

               (g) Private Offering. Subject to the truth and accuracy of NBAMV's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement will be made in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification or registration requirements of applicable state securities or blue sky laws.

               (h) Brokers' Fees and Commissions. Neither the Company nor any of its officers, directors, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

               (i) The Merger Agreement. Each of the representations and warranties of the Company, Excalibur, Transitory and, to the knowledge of the Company, Intel set forth in the Merger Agreement are true and correct in all material respects. Each of the Company, Transitory, Excalibur and, to the knowledge of the Company, Intel has complied in all material respects with the covenants set forth in the Merger Agreement required to be complied with by it. As of the Closing, all of the conditions to the Merger Closing set forth in the Merger Agreement will have been satisfied, except for any condition disclosed to NBAMV the satisfaction of which was waived in accordance with the Merger Agreement.

        4. Representations and Warranties of NBAMV. NBAMV represents and warrants to the Company as of the date hereof and as of the Closing as follows:

               (a) Organization and Good Standing. NBAMV is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (b) Authorization. NBAMV has or will have at the Closing all necessary limited liability company right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. As of the Closing, all limited liability company action on the part of NBAMV necessary for the authorization, execution, and delivery of this Agreement and the performance of all of its obligations under this Agreement, will have been taken. Assuming due execution and authorization by the Company, when the Agreement is executed and delivered by NBAMV it shall constitute a legal, valid and binding obligation of NBAMV, enforceable against NBAMV in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

               (c) Consents and Approvals; No Violations. Except for the items listed on Schedule 4(c) and for any filings, permits, authorizations, consents and approvals the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, no filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity, is necessary for the execution and delivery by NBAMV of this Agreement or the consummation by NBAMV of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by NBAMV, nor the consummation by NBAMV of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the Certificate of Formation or limited liability company agreement (or similar governing documents) of NBAMV,
(b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which NBAMV is a party or by which it or any of its properties and assets is bound, (c) result in any Lien on the assets of or membership interests in NBAMV or (d) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to NBAMV or any of its properties or assets, except with respect to matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

               (d) No Default. NBAMV is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Formation or limited liability company agreement (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which NBAMV is a party or by which it or any of its properties and assets is bound, or
(iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to NBAMV or any of its properties or assets, except, with respect to clauses (ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

               (e) Ownership of Contributed Assets. To the knowledge of NBAMV, NBAMV owns or possesses adequate licenses or other rights to use and assign, free and clear of Liens, orders and arbitration awards, all of the Contributed Assets to the extent set forth in the Transfer Documents.

               (f) No Infringement by NBAMV. To the knowledge of NBAMV as of the date of this Agreement, the Contributed Assets that consist of intellectual property and the products and services consisting of the "GameStats" software included in the Contributed Assets do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party.

               (g) Brokers' Fees and Commissions. Neither NBAMV nor any of its officers, directors, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

               (h) Investment. NBAMV is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act and will acquire the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

               (i) Experience. NBAMV has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect its interest in connection with the transactions contemplated by this Agreement.

               (j) Risk of Loss. NBAMV understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing its entire investment.

               (k) Access to Information. NBAMV has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the purchase of the Shares and all such questions have been answered to the satisfaction of NBAMV.

               (l) No General Solicitation. NBAMV is not purchasing any of the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to NBAMV in connection with investments in securities generally.

        5. Indemnification. (a)The Company, Excalibur and Transitory shall jointly and severally indemnify and hold harmless NBAMV, its members and each of their respective affiliates and the officers, directors, employees, agents, governors and representatives of NBAMV, its members and each of their respective affiliates ("NBAMV Covered Persons") against all loss, liability, damage, cost or expense (including reasonable fees and expense of counsel in any matter, including any claim between the parties to this Agreement) ("Losses") that NBAMV or any of the NBAMV Covered Persons shall suffer, sustain or become subject to as a result of any misrepresentation or breach of warranty, covenant or other agreement of the Company, Excalibur or Transitory contained in this Agreement.

               (b) NBAMV shall indemnify and hold harmless the Company and its affiliates and the officers, directors, employees, agents, and representatives of the Company and its affiliates ("Company Covered Persons") against all Losses that the Company or the Company Covered Persons shall suffer, sustain or become subject to as a result of any misrepresentation or breach of warranty, covenant or other agreement of NBAMV contained in this Agreement.

        6.     Conditions to Closing.

               (a) The respective obligations of each party to effect the contribution of the Contributed Assets and the issuance of the Shares (together, the "Transactions") shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                      (i)    the Merger Closing shall have occurred;

                      (ii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Transactions;

                      (iii) the transactions contemplated by the Assignment and Assumption Agreement and Release, substantially in the form of Exhibit F hereto (the "Assignment Agreement"), shall have been consummated, provided that the Company shall not be permitted to not close under this Section 6(a)(iii) if such transactions were not consummated due to a breach by it under the Assignment Agreement;

                      (iv) any governmental or regulatory notices, approvals or other requirements necessary to consummate the Transactions shall have been given, obtained or complied with, as applicable;

                      (v) the other party shall have executed and delivered each of the Transfer Documents and Registration Rights Agreement; and

                      (vi) the waiting periods (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated.

               (b) The obligation of the Company to effect the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

                      (i) the representations and warranties of NBAMV contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at and as of the Closing with the same effect as if made at and as of the Closing (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, NBAMV shall have delivered to the Company a certificate to that effect, executed by an authorized person of NBAMV; and

                      (ii) each of the covenants and obligations of NBAMV to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at or before the Closing and, at the

Closing, NBAMV shall have delivered to the Company a certificate to that effect, executed by an authorized person of NBAMV.

               (c) The obligations of NBAMV to effect the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions:

               (i) NBAMV shall have received the requisite consent of its members to the consummation of the transactions contemplated by this Agreement;

               (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or the Subsidiaries) at and as of the Closing with the same effect as if made at and as of the Closing (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, the Company shall have delivered to NBAMV a certificate to that effect, executed by a duly authorized executive officer of the Company;

               (iii) each of the covenants and obligations of the Company to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Company) at or before the Closing and, at the Closing, the Company shall have delivered to NBAMV a certificate to that effect, executed by a duly authorized executive officer of the Company;

               (iv) since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or the Subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or the Subsidiaries;

               (v) nothing shall have occurred that would result in Intel, NBAMV and the stockholders of Excalibur (determined immediately prior to the consummation of the transactions contemplated by the Merger Agreement), in the aggregate, not owning "control" (as defined in Section 368(c) of the Code) of the Company immediately following the consummation of the transactions contemplated by the Merger Agreement and the Contribution Agreement;

               (vi) the Company shall have delivered a certificate, executed by a duly authorized executive officer of the Company, stating as of the Closing (A) the number of Shares of issued and outstanding Common Equity, which certificate shall specifically state the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock, and the number of shares of Class A Common Stock issuable upon exercise of the Assumed Options and upon conversation of the Preferred Stock, and (B) whether any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares has occurred since the date hereof;

               (vii) NBAMV shall be reasonably satisfied that (A) all of the conditions to the Merger Closing have been satisfied or waived and, at the Closing, the Company shall have provided to NBAMV a certificate to that effect, executed by a duly authorized executive officer of the Company and (B) the waiver of any such condition has not resulted in the transactions contemplated by the Merger Agreement being materially modified; and

               (viii) the Certificate of Incorporation and Bylaws of the Company shall be in the form attached hereto as Exhibit D.

        7. Compliance with the Merger Agreement. The Company, Excalibur and Transitory shall use commercially reasonable efforts to (i) comply with their respective obligations under the Merger Agreement, and (ii) cause consummation of the Merger Transactions on or before December 31, 2000 in accordance with the terms of the Merger Agreement.

        8.     Miscellaneous
 .
               (a) Amendment. This agreement may be amended only by a writing signed by each party hereto.

               (b) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, this Agreement may not be transferred, assigned or delegated by either party by operation of law or otherwise without the prior written consent of the other party, provided that NBAMV may assign its rights hereunder to any of its affiliates without the consent of the Company.

               (c) Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.

               (d) Separability. Nothing in this Agreement shall require any act or omission contrary to an express provision of applicable statute or regulation. If any provision of this Agreement shall be deemed invalid or unenforceable by any court or arbitrator having jurisdiction, the court or arbitrator shall have the discretion to modify the provision to the extent necessary to make it valid or enforceable, and the provision (as so modified) and the balance of this Agreement shall remain in effect and shall be enforced to the maximum extent permitted by law.

               (e) Waiver. No waiver of any breach or potential breach of any party under this Agreement shall be effective unless set forth in a writing duly signed by the party granting such waiver, and no waiver of the breach of any matter on any one occasion shall constitute a waiver of a breach of such matter or any other matter on any subsequent occasion. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

               (f) Headings. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Sections are to the Sections of this Agreement.

               (g) Notices. Any notice or other communication required or permitted hereunder shall be delivered as set forth on Schedule 8(g).

               (h) Further Assurances. Each party shall, upon the reasonable request of another party, execute and deliver such additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out or clarify the terms of this Agreement.

 . (i) Expenses. Each party shall bear its own expenses (including the fees and disbursements of its attorneys and accountants) incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement, except that the parties shall each pay 50% of the costs of any HSR filing.

 .              (j)    Entire Agreement. This Agreement (including the exhibits
and schedules hereto) contain a complete statement of the arrangements among the parties with respect to this subject matter, and supersede all prior agreements and understandings among them with respect to such subject matter.

 .              (k)    Cumulative Remedies The rights and remedies provided by
this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.

 .              (l)    Construction. The parties have participated jointly in
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise disfavoring any party by virtue of the authorship of any provisions of this Agreement.

               (m) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one document.

                         [SIGNATURE PAGE TO FOLLOW.]

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

                       NBA MEDIA VENTURES LLC



                       By: /s/David J. Stern
                          --------------------------------

                       Address:

                              ----------------------------------

                              ----------------------------------

                              ----------------------------------

                              Attention:
                                        ------------------------

                       Name in which Shares shall be registered:

                       -----------------------------------------



                       CONVERA CORPORATION



                       By: /s/Patrick C. Condo
                          ----------------------------------



        For purposes of Sections 5, 7 and 8(c) of the above agreement:

                       EXCALIBUR TECHNOLOGIES CORPORATION


                       By: /s/Patrick C. Condo
                          ----------------------------------


                       EXCALIBUR TRANSITORY, INC.


                       By: /s/Patrick C. Condo
                           ---------------------------------

EXHIBITS
--------
EXHIBIT A                    BILL OF SALE
EXHIBIT B                    NBA LICENSE AGREEMENT
EXHIBIT C                    LEGEND
EXHIBIT D                    CERTIFICATE OF INCORPORATION AND BY-LAWS
EXHIBIT E                    REGISTRATION RIGHTS AGREEMENT
EXHIBIT F                    ASSIGNMENT AND ASSUMPTION AGREEMENT AND
                               RELEASE
EXHIBIT G                    SUB-LEASE

SCHEDULES
---------

SCHEDULE 1                   CONTRIBUTED ASSETS
SCHEDULE 3(c)                COMPANY CONSENTS
SCHEDULE 3(e)                VOTING AGREEMENTS AND INTEL EQUITY
     ARRANGEMENTS
SCHEDULE 3(f)(i)             SUBSIDIARIES
SCHEDULE 3(f)(ii)            OTHER INTERESTS
SCHEDULE 4(c)                NBAMV CONSENTS
SCHEDULE 8(g)                NOTICES

                           Exhibit A - Bill of Sale

                        Exhibit B - NBA License Agreement

                               Exhibit C - Legend

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.

               Exhibit D - Certificate of Incorporation and Bylaws

                    Exhibit E - Registration Rights Agreement

           Exhibit F - Assignment and Assumption Agreement and Release

                              Exhibit G - Sub-Lease

                         Schedule 1 - Contributed Assets


        The assets assigned and transferred under the Transfer Documents.

                         Schedule 4(c) - NBAMV Consents

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                             Schedule 8(g) - Notices

       Except as may be otherwise provided in the Contribution Agreement, all notices, requests, waivers and other communications made pursuant to the Contribution Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

              To NBAMV:                                 To the Company:

              NBA Media Ventures, LLC                   Convera Corporation
              Olympic Tower                             1921 Gallows Road, Suite 200
              645 Fifth Avenue                          Vienna, Virginia 22182
              New York, NY 10022                        Telecopier: (703) 761-1990
              Telecopier: (212) 888-8374                Attention: Chief Financial Officer
              Attention: Ed Desser

              With copies to:                           With copies to:

              Proskauer Rose LLP                        Heller, Ehrman, White & McAuliffe LLP
              1585 Broadway                             711 Fifth Avenue
              New York, NY 10022                        New York, New York 10028
              Telecopier: (212) 969-2900                Telecopier: (212) 832-3353
              Attention: Joseph M. Leccese, Esq.        Attention: Peter DiIorio, Esq.
                                                                   and
                                                        Gibson, Dunn & Crutcher LLP
                                                        333 South Grand Avenue
                                                        Los Angeles, California 90071
                                                        Telecopier: (213) 229-6360
                                                        Attention: Karen E. Bertero, Esq.

       Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of the Contribution Agreement by giving the other party written notice of the new address in the manner set forth above.